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August 28, 2003


Phillips-Van Heusen Corporation
200 Madison Avenue
New York, NY 10016


   Re: Phillips-Van Heusen Corporation
       Registration Statement on Form S-4
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Ladies and Gentlemen:


     We have acted as counsel to Phillips-Van Heusen Corporation, a Delaware corporation (the "Company"), in connection with the Company's offer (the "Exchange Offer") to exchange its 8 1/8% Senior Notes due 2013 (the "Exchange Notes") for any and all outstanding 8 1/8% Senior Notes due 2013 (the "Outstanding Notes").

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have relied as to matters of fact, without investigation, upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion.

     In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity of authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

     Based upon and subject to the foregoing, it is our opinion that the Exchange Notes have been duly authorized by the Company, and the Exchange Notes, when executed, authenticated and delivered in exchange for the Outstanding Notes in accordance with the terms of the indenture relating thereto (the "Indenture") and the Exchange Offer, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     Our opinion expressed above is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, including the applicable provisions of the Constitution of the State of Delaware and the reported judicial decisions interpreting such laws and provisions. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.


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     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                        Very truly yours,

                                        KATTEN MUCHIN ZAVIS ROSENMAN




                                        By        /s/ David H. Landau
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                                                        A Partner